STRATEGIC ACQUISITION OF MIDWEST GRAPHIC SALES & SIGMA COATINGS Specialty formulator of customized coatings for high-value packaging, food-service, and consumer applications Exhibit 99.3

Transaction **Overview**

Acquisition of **Midwest Graphic Sales & Sigma Coatings**

A 40+ year family-owned innovator and specialty formulator of ***customized coatings for high-value packaging, food-service, and consumer applications***

WHY THIS CREATES VALUE

Platform-Driven Growth Unlocks revenue expansion by scaling Midwest's offerings through Ascent's platform, capabilities, and customer reach

Improved Asset Utilization
Customized, customer- and application-specific products we can insource into underutilized assets, driving operating leverage and margin expansion

Strategic Fit (CaaS)
Direct alignment with our CaaS strategy; expands formulation capabilities, deepens CASE participation, and enables cross-portfolio cross-selling

Durable, Embedded Demand
Long-tenured customer relationships with high switching costs, supporting recurring revenue and earnings stability

Execution-Driven Upside
Value supported by current earnings, with incremental upside from strategic sourcing, vertical integration, and customer expansion, not required to justify the base case

Revenue & Innovation Continuity Retention of key commercial leadership preserves customer relationships, pipeline, and product development - protecting and extending the growth trajectory

STRATEGIC OUTCOME

Converts underutilized capacity into margin while unlocking growth that was not achievable at Midwest's standalone scale

Transaction **Summary**

$14.00 MM
PURCHASE PRICE

$1.05 MM 7.5%
ESCROW
HELD FOR 18 MONTHS

$12.95 MM 92.5%
CASH AT CLOSE

PRIMARY SYNERGIES

INSOURCING
Absorb production into underutilized assets

STRATEGIC SOURCING
Leverage scale to improve raw material economics

COMMERCIAL EXPANSION
Cross-selling Ascent portfolio; unleash innovation & growth project pipeline

Midwest Graphic Sales & Sigma Coatings High-value coatings for packaging, foodservice, and consumer applications